UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

CLEARWATER PAPER CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34146	20-3594554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Officer

On July 1, 2025, Michael S. Gadd will step down as Senior Vice President, General Counsel of Clearwater Paper Corporation (the “Company”), and will serve as a Senior Vice President of the Company. He will continue to work on ongoing matters and assist the Company in the transition of the General Counsel position. His annual base salary will be $360,000 per year and he will otherwise continue to participate in the Company’s existing annual and long term incentive plans and Executive Severance Plan and Change of Control Plan for executive employees (as described in the Company’s most recent proxy statement).

Effective July 1, 2025, Marc D. Rome, will assume the role of Senior Vice President, General Counsel of the Company and continue to serve as Corporate Secretary of the Company. Mr. Rome currently serves as Associate General Counsel, Corporate Secretary for the Company. He has served as Associate General Counsel since December 2023 and Corporate Secretary since October 2024. Prior to joining the Company, Mr. Rome was Vice President, Deputy General Counsel, Corporate and Assistant Secretary at eBay Inc. from 2018 to 2021. Mr. Rome received his B.A. from the University of San Francisco and his J.D. from Georgetown University Law Center.

(e)	Approval of Equity Plan

On May 8, 2025, at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Equity Plan Amendment”) to the Company’s 2017 Stock Incentive Plan as amended (the “Equity Plan”). The Equity Plan Amendment approved by the Company’s Board of Directors includes:

(i) The establishment of a new share reserve for the Equity Plan, in place of the current share reserve, with 600,000 shares available for issuance under the Equity Plan for grants on and after May 8, 2025, plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Amended and Restated 2008 Stock Incentive Plan (the “Prior Plan”) as of such date that are later forfeited, repurchased by the Company due to failure to vest, settled in cash, cancelled, or expire, and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date. Any shares authorized for issuance under the current share reserve of the Equity Plan that are not subject to outstanding awards as of May 8, 2025 shall be cancelled and shall no longer be available for issuance under the Equity Plan.

The description of these amendments is qualified in its entirety by reference to the text of the Equity Plan Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The matters listed below were submitted to a vote of the stockholders at the Annual Meeting through the solicitation of proxies, and the proposals are described in the Company’s proxy statement filed with the SEC on March 28, 2025 (the “Proxy Statement”). The certified results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors to hold office until the 2026 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeanne M. Hillman	10,923,196	218,325	99,746	1,989,976
Ann C. Nelson	10,692,859	443,987	104,421	1,989,976

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Registered Public Accounting Firm for 2025

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2025:

For	Against	Abstain
12,551,487	587,360	92,396

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K was approved, on an advisory basis, by the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
10,022,022	1,138,290	80,955	1,989,976

Proposal 4 – Approval of Amendments to Clearwater Paper Corporation 2017 Stock Incentive Plan

The amendment to Clearwater Paper Corporation 2017 Stock Incentive Plan as disclosed in the Company’s Proxy Statement was approved by the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
9,933,972	1,219,972	87,323	1,989,976

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit Index

Exhibit	Description

10.1	Amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2025

CLEARWATER PAPER CORPORATION

By:	/s/ Marc D. Rome
Marc D. Rome, Associate General Counsel and Corporate Secretary

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